                                                                     EXHIBIT 4.2



THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            USFreightways Corporation

                     6-1/2% Guaranteed Notes due May 1, 2009

No. 1                                                           $100,000,000.00
                                                            CUSIP No. 916906AA8

         USFreightways Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company" which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Million Dollars ($100,000,000) on May 1, 2009, and to pay interest thereon from May 5, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on May 1 and November 1 in each year, commencing on November 1, 1999 at the rate of 6 1/2% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest of interest, which is overdue shall bear interest at the rate of 6 1/2% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest

Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York. in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         In Witness Whereof the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  May 5, 1999

                                                   USFREIGHTWAYS CORPORATION

                                                   By: Christopher L. Ellis
                                                        ----------------------
Attest:
Richard C. Pagano
-------------------------


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                   NBD Bank, as Trustee

                                                   By: N. Packard
                                                      Authorized Officer

                                [Reverse of Note]

This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of May 5, 1999 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company, the guarantors named therein (herein collectively called the "Guarantors") and NBD Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

         The Notes are initially entitled to the benefits of certain senior Guarantees of the Guarantors and may thereafter be entitled to certain other senior Guarantees made for the benefit of the Holders. Reference is hereby made to Article Fourteen of the Indenture and to the Guarantees endorsed on the Notes for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

         The Notes are redeemable, as a whole or in part, at the option of the Company, at any time or from time to time, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the Notes. The redemption price will be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined below) and 15 basis points.

         In the case of each of clause (1) and (2), accrued interest will be payable to the Redemption Date.

         "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(1) the average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such Redemption Date.

         "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse First Boston Corporation and their respective successors. If the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Company shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

         "Remaining Scheduled Payments" means, with respect to each Note to be redeemed, the remaining scheduled payments of principal and interest on such Note that would be due after the related Redemption Date but for such redemption. If such Redemption Date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment on such Note will be reduced by the amount of interest accrued on such Note to such Redemption Date.

         In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to Notes of this series shall occur and be continuing the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment or a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note, any Guarantee or of the Indenture shall alter or impair the obligation of the Company and each Guarantor, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested in writing by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer and notice to the Trustee thereof the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         THE INDENTURE, THIS NOTE AND EACH GUARANTEE SET FORTH BELOW SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                               [Guarantee follows]

                                    GUARANTEE


         For value received, the undersigned hereby fully and unconditionally guarantees to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, on this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Fourteen of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Fourteen of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of May 5, 1999, by and among USFreightways Corporation, the Guarantors named therein, and NBD Bank, as Trustee, as amended or supplemented (the "Indenture").

         The obligations of the undersigned to the Holders of notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

         THIS GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH GUARANTOR HEREUNDER AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THIS GUARANTEE.

         This Guarantee is subject to release upon the terms set forth in the Indenture.



                            [signature pages follow]

         IN WITNESS WHEREOF, the undermined Guarantor has caused this Guarantee to be duly executed.

Dated:  May 5, 1999

                                   AIRGO FREIGHT INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   DAHER AMERICA, INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   DDE INVESTORS LLC


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   GLEN MOORE TRANSPORT, INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   GOLDEN EAGLE CUSTOMS BROKERS,
                                   INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President

                                   GOLDEN EAGLE GROUP, INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   GOLDEN EAGLE INTERNATIONAL
                                   FORWARDING, INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   G.M.T. SERVICES, INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                            MOORE & SON CO.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   PROCESSORS TRADING, LTD.
                                   By:      PROCESSORS TRADING OPERATING
                                            COMPANY, its general partner


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President

                                   PROCESSORS TRADING OPERATING
                                   COMPANY


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   PROCESSORS UNLIMITED COMPANY, LTD.
                                   By:  PROCESSORS UNLIMITED OPERATING
                                   COMPANY, its general partner


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   PROCESSORS UNLIMITED OPERATING
                                   COMPANY


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   USF BESTWAY INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   USF BESTWAY LEASING INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President

                                   USF CARIBBEAN SERVICES INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   USF COAST CONSOLIDATORS INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   USF DISTRIBUTION SERVICES INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   USF DUGAN INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   USF HOLLAND INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President

                                   USF LOGISTICS INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   USF LOGISTICS (IMC) INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   USF LOGISTICS (TRICOR) INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   USF LOGISTICS SERVICES INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   USF NEWCO INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President

                                   USF PROPERTIES NEW JERSEY INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   USF REDDAWAY INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   USF RED STAR INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   USF SALES CORPORATION


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President


                                   USF SEKO WORLDWIDE INC.


                                   By:  /s/ Christopher L. Ellis
                                        ---------------------------------------
                                            Name: Christopher L. Ellis
                                            Title: Vice President

                                 ASSIGNMENT FORM

If you, the holder, want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to


-----------------------------------------------------
(Insert assignee's social security or tax ID number)


-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

(Print or type assignee's name, address and zip code) and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

Date:                                  Your Signature:

----------------                      -----------------------------------------
                                      (Sign exactly as your name appears on the
                                       other side of this Note)

                                      By:
                                         --------------------------------------
                                     NOTICE: To be executed by an executive
                                             officer

Signature Guarantee:




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